Exhibit 99.2

Second Quarter 2016 Investor Presentation August 4, 2016

We make forward-looking statements in this presentation that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our ability to obtain financing arrangements; financing and advance rates for MBS and our potential target assets; our expected leverage; general volatility of the securities markets in which we invest and the market price of our common stock; our expected investments; interest rate mismatches between MBS and our potential target assets and our borrowings used to fund such investments; changes in interest rates and the market value of MBS and our potential target assets; changes in prepayment rates on Agency MBS and Non-Agency MBS; effects of hedging instruments on MBS and our potential target assets; rates of default or decreased recovery rates on our potential target assets; the degree to which any hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a REIT; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of investment opportunities in mortgage-related, real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. The forward-looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in our filings with the SEC under the headings "Summary," "Risk factors," "Management's discussion and analysis of financial condition and results of operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation is not an offer to sell securities nor a solicitation of an offer to buy securities in any jurisdiction where the offer and sale is not permitted. 1 Safe Harbor Statement

Highly experienced WMC Executive Management Jennifer Murphy, CFA – President and CEO Anup Agarwal – Chief Investment Officer Lisa Meyer, CPA – Chief Financial Officer Elliott Neumayer – Chief Operating Officer WMC is supported by the deep investment experience of the mortgage and asset backed securities team of Western Asset, as well as its global investment, risk management and operational infrastructure Western Asset manages over $450 billion in fixed income assets with over 800 investment, risk, finance, accounting, legal and compliance, operations and other professionals in nine offices around the world Western Asset’s depth and breadth of fixed income expertise, comprehensive platform, and global institutional relationships provide WMC a key advantage WMC corporate goals Best-in-class risk and portfolio management practices Operational excellence and efficiencies Highest standards of financial reporting, disclosure and transparency Consistent dividend policy 2 Corporate Overview Our long-term objective is to provide shareholders with an attractive dividend that is supported by sustainable core earnings, as well as the potential for higher total returns, while maintaining a relatively stable book value.

GAAP Net Income of $17.3 million, or $0.41 per share Core earnings plus drop income of $12.7 million, or $0.30 per share, consists of: Core earnings of $0.27 per share Net interest income increased by $0.04 per share from Q1 due to higher yields on our portfolio, coupled with lower hedge adjusted borrowing cost. Expenses decreased by $0.03 per share from Q1 mainly due to a reduction in non-recurring professional fees. Core earnings of $0.30 per share, excluding a $0.03 per share retrospective adjustment Drop income of $0.03 per share $11.01 net book value per share as of June 30, 2016 Quarterly cash dividend of $0.31 per share Economic return on book value was 3.9% Net portfolio income of $22.4 million Net interest spread of 2.01% 4.45% adjusted gross yield 2.44% fully hedged cost of funds Agency RMBS CPR of 12.1% for Q2 3 (2) (3) (5) (1) (4) (5) (5) Please refer to page 12 for footnote disclosures. Second Quarter Financial Highlights (6)

4 Book Value Roll Forward Please refer to page 12 for footnote disclosures. Book value increased by 1% during the second quarter, primarily due to an increase in the value of our Agency and Non-Agency holdings. Dollars in (000's) Per Share Book Value at March 31, 2016 $ 457,052 $ 10.90 Common dividend (12,995) (0.31) 444,057 10.59 Portfolio Income Net interest margin (7) 16,116 0.38 Net realized loss on investments and derivatives (1,985) (0.05) Unrealized gain on investments and derivatives 14,589 0.35 Other than temporary impairment (6,356) (0.15) Net portfolio income 22,364 0.53 Operating expenses and G&A, (excluding non-cash stock based compensation of $346) (4,715) (0.11) Book Value at June 30, 2016 $ 461,706 $ 11.01

5 Total Investment Portfolio ($ in millions) Asset Class 12/31/2015 3/31/2016 6/30/2016 Agency RMBS $1,731 $1,669 $1,605 Agency CMBS $38 $28 $24 Non-Agency RMBS $530 $443 $415 Non-Agency CMBS $451 $406 $382 Residential Whole-Loans $219 $201 $190 Other Investments (8) $126 $72 $73 Total $3,095 $2,818 $2,688 Sector allocations have remained fairly constant within the portfolio Please refer to page 12 for footnote disclosures. Portfolio Composition (8) 55.9% 17.1% 14.6% 7.1% 1.2% 4.1% 59.2% 15.7% 14.4% 7.1% 1.0% 2.6% 59.6% 15.5% 14.2% 7.1% 0.9% 2.7% 0% 10% 20% 30% 40% 50% 60% 70% Agency RMBS Non-Agency RMBS Non-Agency CMBS Whole-Loans Agency CMBS Other Investments 12/31/2015 3/31/2016 6/30/2016

6 Portfolio Income Attribution (9) Please refer to page 12 for footnote disclosures. Q2 2016 Net Portfolio Income Sector (in millions) Agency RMBS (net of hedges) $3.9 17.3% Agency CMBS $0.7 3.2% Non-Agency RMBS $12.5 56.0% Non-Agency CMBS $3.2 14.2% Residential Whole-Loans $0.9 4.0% Other Securities (14) $1.1 5.1% Total $22.4 100% (14) $3.9 $0.7 $12.5 $3.2 $0.9 $1.1 - 2.0 4.0 6.0 8.0 10.0 12.0 14.0 Agency RMBS (net of hedges) Agency CMBS Non-Agency RMBS Non-Agency CMBS Residential Whole- Loans Other Securities $ in millions Q2 2016 Portfolio Income Attribution ($ in millions)

Net Duration of the Agency RMBS portfolio: Negative 0.07 months Leverage Ratio: 5.0x Leverage Ratio adjusted for TBA position of 5.5x Agency RMBS Weighted Average Loan Age (“WALA”) of 31.9 months Net interest spread of 2.01% 4.45% adjusted gross yield 2.44% fully hedged cost of funds Net fixed pay interest rate swaps of $1.9 billion (10) 7 (5) Key Portfolio Metrics as of June 30, 2016 Agency Holdings Duration Contribution by Maturity Date Total 6-Months 2-Year 5-Year 10-Year 20-Year 30-Year Agency RMBS 1.61 0.14 0.51 0.56 0.45 0.03 (0.08) Swaps and Futures (1.68) 0.25 (0.27) (0.75) (0.74) (0.19) 0.02 Total (0.07) 0.39 0.24 (0.19) (0.29) (0.16) (0.06) Please refer to page 12 for footnote disclosures. (5) (5)

Portfolio Financing ($ in millions – as of June 30, 2016) Repurchase Agreements Repo Outstanding Interest Rate Remaining Days to Maturity Agency RMBS $1,547.4 0.75% 34 Agency CMBS $20.3 1.81% 7 Non-Agency RMBS $279.6 2.17% 32 Non-Agency CMBS $275.0 2.25% 32 Whole-Loans and Securitized Commercial Loan $161.7 2.47% 8 Other Securities (15) $26.7 2.71% 10 Total/Wtd Avg $2,310.7 1.25% 31 8 Master repurchase agreements with 28 counterparties Outstanding borrowings with 20 counterparties Capacity in excess of our current needs Please refer to page 12 for footnote disclosures. Financing Summary

9 Fixed Pay Interest Rate Swaps ($ in millions – as of June 30, 2016) Maturity Notional Amount Avg. Fixed Pay Rate Avg. Floating Receive Rate Average Maturity (Years) 1 Year to 3 Years $980.9 1.1% 0.6% 1.7 3 Years to 5 Years $2,225.0 1.8% 0.6% 4.4 >5 Years $2,683.1 2.6% 0.6% 9.4 Total Fixed Pay Rate (12) $5,889.0 2.0% 0.6% 6.2 Variable Pay Interest Rate Swaps ($ in millions – as of June 30, 2016) Maturity Notional Amount Avg. Fixed Receive Rate Avg. Floating Pay Rate Average Maturity (Years) 3 Years to 5 Years $2,265.4 1.4% 0.6% 4.3 >5 Years $1,753.2 2.0% 0.6% 10.3 Total Floating Pay Rate $4,018.6 1.7% 0.6% 6.9 Hedging Summary Please refer to page 12 for footnote disclosures. Our net fixed pay interest rate swap positions equate to $1.9 billion. (13)

10 Both U.S. and major global economies will continue to experience slow growth Continued low inflation – U.S. and global Both the U.S. Treasuries and sovereign bonds will be underpinned by accommodative central bank polices in all the major economies Consumer and housing fundamentals remain at historically attractive levels We expect moderate and ongoing volatility in the near-term Macroeconomic Outlook The global recovery remains intact, albeit fragile, despite a tumultuous first quarter and Brexit.

11 Lower rated CMBS spreads remain wide and have also lagged the recovery in credit We believe that junior CMBS spreads will tighten over the next year Residential Whole-loans continue to perform in line with our expectations We expect to opportunistically increase our exposure to this sector Agency mortgages continue to be supported by strong global demand, given their attractive spread over sovereign debt We expect Agency spreads to widen slightly in the short term, but tighten over a longer term Legacy Non-Agency RMBS spreads continue to tighten We see fewer attractive opportunities in this sector Credit risk transfer spreads remain wide and have lagged the broader recovery in the credit sensitive sectors We see attractive opportunities in GSE credit risk transfer securities Portfolio View Agency RMBS and the credit sensitive mortgage sectors, having rebounded from depressed levels, are expected to offer attractive returns.

12 Non-GAAP measures which includes the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives. Reflects the $0.31 dividend declared on June 23, 2016 and paid on July 26, 2016. Economic return, for any period, is calculated by taking the sum of (i) the total dividends declared and (ii) the change in net book value during the period and dividing by the beginning book value. Non-GAAP measure which includes net interest margin (as defined in footnote 9) as adjusted for all realized and unrealized gains or losses in the portfolio and other than temporary impairment. Non-GAAP measures which include the cost of interest rate swaps and interest income on IOs and IIOs classified as derivatives, foreign currency swaps and total return swap, and are weighted averages for the quarter ended June 30, 2016. First quarter weighted average Constant Prepayment Rate for the company’s Agency RMBS portfolio on an annualized basis. Non-GAAP measure which includes net interest income, interest income on IO's, IIO's and total return swap classified as derivatives less cash hedging costs. Other investments includes ABS, GSE Credit Risk Transfer securities and a securitized commercial loan. Portfolio income attribution uses total income defined as the sum of net interest income, realized gain, unrealized gain and other than temporary impairment. 5.0x leverage calculation does not reflect net To-Be Announced (“TBA”) mortgage pass-through certificates position. As of June 30, 2016, the net long position in TBAs was $240.0 million in notional value. Adjusted leverage is a Non-GAAP measure. Includes net interest component related to interest rate swaps. Includes $1.7 billion of forward starting swaps, starting in 10.7 months. While we use hedging strategies as part of our overall portfolio management, these strategies are not designed to eliminate all risks in the portfolio. There can be no assurance as to the level or effectiveness of these strategies. Other investments includes ABS, GSE Credit Risk Transfer securities, total return swap and a securitized commercial loan. Other investments includes ABS and GSE Credit Risk Transfer securities. Footnotes

Appendix

14 Portfolio Breakdown as of June 30, 2016 Total Investment Portfolio ($ in millions) Agency RMBS $1,605 Agency CMBS $24 Non-Agency RMBS $415 Non-Agency CMBS $382 Residential Whole-Loans $190 Other Investments1 $73 Total $2,688 Agency & Non-Agency CMBS Agency RMBS Non-Agency RMBS, Whole-loans & CRT Securities 3 4 1 ² ¹ Other investments includes ABS, GSE Credit Risk Transfer securities and securitized commercial loan. 2 Lower loan balance pools generally consist of loans below $150,000. 3 Other includes low WALA and Investor loans. 4 Commercial Real Estate Mortgage Mezzanine Loans. Select Sector Categories 59.6% 0.9% 15.5% 14.2% 7.1% 2.7% Agency RMBS Agency CMBS Non-Agency RMBS Non-Agency CMBS Whole-Loans Other Investments 67.2% 30.8% 2.0% Non-Agency RMBS Residential Whole-loans CRT Securities 56.3% 30.3% 7.6% 5.8% Legacy CMBS New Issue CMBS CRE Mezzanine Agency CMBS 64.5% 4.1% 31.4% Lower Loan Balance MHA/HARP High LTV Other

Portfolio Composition as of June 30, 2016

Portfolio ($ in millions) Agency	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.5%	$227.0	$238.8	$240.3
	4.0%	269.0	291.5	294.1
	4.5%	343.5	367.5	383.6
	5.0%	54.2	60.8	61.8
	5.5%	2.4	2.7	2.8
	6.0%	2.5	2.7	2.9
20-year fixed rate	3.5%	135.8	142.9	145.3
	4.0%	389.8	410.5	421.8
Agency RMBS IOs and IIOs[1]	3.1%	N/A	53.2	52.7
Agency CMBS	5.1%	13.2	13.2	12.9
Agency CMBS IOs and IIOs[2]	1.2%	N/A	10.9	10.7
Total Agency	3.5%	$1,437.4	$1,594.7	$1,628.9
Non-Agency RMBS	3.8%	$454.4	$315.9	$326.6
Non-Agency RMBS IOs and IIOs[3]	5.8%	N/A	63.6	88.8
Non-Agency CMBS	5.0%	498.5	414.7	381.6
Total Non-Agency	4.8%	$952.9	$794.2	$797.0
Other Securities[4]	6.4%	30.6	49.5	49.3
Residential Whole-Loans[5]	4.8%	184.3	185.5	189.7
Securitized Commercial Loan[6]	9.0%	25.0	25.0	23.7
Total Portfolio	**4.0%**	**$2,630.2**	**$2,648.9**	**$2,688.6**

(1) Includes $28.7 million of amortized cost and $27.5 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(2) Includes $9.8 million of amortized cost and $9.5 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.
(3) Includes $2.4 million of amortized cost and $3.9 million of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.
(4) Other securities includes residual interests in asset-backed securities which have no principal balance and an amortized cost of approximately $22.0 million.
(5) Residential Whole-Loans are held by a trust whose entire beneficial interest is held by WMC.
(6) The $25.0 million securitized commercial loan is from a consolidated variable interest entity in which the Company owns a $14.0 million first loss position in a CMBS Securitized Trust.

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Western Asset Mortgage Capital Corp.

Western Asset Mortgage Capital Corporation c/o Financial Profiles, Inc. 11601 Wilshire Blvd., Suite 1920 Los Angeles, CA 90025 www.westernassetmcc.com Investor Relations Contact: Larry Clark Tel: (310) 622-8223 lclark@finprofiles.com Contact Information